Quincy Energy Corp.
512 – 120 Adelaide Street
Toronto, Ontario, Canada  M5H 1T1

NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 23, 2006 at 10:00 A.M.

TO THE SHAREHOLDERS OF QUINCY ENERGY CORP.:

NOTICE IS HEREBY GIVEN that a special meeting of our company’s stockholders will be held at The Toronto Board of Trade, 1 First Canadian Place (Adelaide Street Entrance), Toronto, Ontario, Canada, on May 23, 2006 at 10:00 a.m. (local time) for the following purposes:

At the meeting, our stockholders of record on the record date will be asked to vote on the following matters:

(1)

having received a directors’ resolution recommending the approval by our shareholders of the merger of our company with and into the wholly-owned Nevada subsidiary of Energy Metals Corporation, EMC Acquisition Corp., to consider and approve the following resolutions, by stockholders holding at least a majority of shares of our common stock entitled to be voted at the meeting, having the effect of approving the merger:

“BE IT RESOLVED that:

(a)

a merger of our company with and into EMC Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of Energy Metals Corporation, with our company carrying on as the surviving corporation under the corporate name of Quincy Energy Corp., or such other name as may be determined by Energy Metals Corporation, in accordance with the terms and conditions set out in the Agreement and Plan of Merger dated March 9, 2006, among our company, Energy Metals Corporation and EMC Acquisition Corp., as amended by a Letter Agreement dated April 5, 2006, be and is hereby approved, and our company be and is hereby authorized to apply to the Secretary of State of the State of Nevada to carry out the merger pursuant to the Nevada Revised Statutes;

(b)

the Articles of Merger, to be provided to the Secretary of State of the State of Nevada to merge our company with and into EMC Acquisition Corp., with Quincy Energy Corp. carrying on as the surviving corporation, in the form presented to our stockholders at the meeting, be and are hereby approved;

(c)

the board of directors of our company may elect not to file the Articles of Merger or consummate the merger if the board of directors of our company determines that, in the circumstances, it would not be in the best interest of our company to proceed with the merger; and

(d)

the directors and officers of our company are hereby authorized and directed to do such things and to execute such documents as may be necessary or desirable in order to effect the merger; and

(2)

any other business that may properly be brought before the meeting or any adjournment or postponement thereof.

Our board of directors has fixed the record date of April 28, 2006 to determine the stockholders of our company who are entitled to receive notice of, and to vote at, the meeting or any adjournment or postponement of the meeting.  Each holder of shares of our common stock on the record date will be entitled to one vote per share of common stock held on each matter properly brought before the meeting.

As a result of the merger of our company with and into the wholly-owned subsidiary of Energy Metals Corporation, EMC Acquisition Corp., the merged company will be the wholly-owned subsidiary of Energy Metals Corporation.  The merged company will be a Nevada corporation with our company’s Articles of Incorporation and the Bylaws.  All of the issued and outstanding securities of our company will be cancelled and all of the holders of our securities will become holders of securities of Energy Metals Corporation, a British Columbia corporation.

The Nevada Revised Statutes permit our company to merge with and into a corporation existing under the laws of Nevada with the approval of stockholders holding at least a majority of shares of our common stock entitled to be voted at the meeting.  Accordingly, Energy Metals Corporation formed EMC Acquisition Corp. as its wholly-owned subsidiary in Nevada to facilitate the transaction.

Your attention is directed to the accompanying proxy statement which summarizes the merger to be voted upon.  Stockholders who do not expect to attend the meeting in person and who are entitled to vote are requested to date, sign and return the enclosed proxy as promptly as possible in the enclosed envelope.

THE VOTE OF EACH STOCKHOLDERS IS IMPORTANT.  YOU CAN VOTE YOUR SHARES BY ATTENDING THE MEETING OR BY COMPLETING AND RETURNING THE PROXY CARD SENT TO YOU.  PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS.  FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD.  EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.  PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

BY ORDER OF THE BOARD OF DIRECTORS

By:

______________________________________
Dated: April , 2006

DANIEL T. FARRELL, Chief Executive Officer